Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 9 March 2016 relating to the financial statements, for the year ended 31 December 2015, which appears in Royal Dutch Shell plc’s Annual Report on Form 20-F for the year ended 31 December 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
London, United Kingdom

12 December 2017